UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2016

VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-5759	65-0949535
(Commission File Number)	(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
On August 31, 2016, the Board of Directors of Vector Group Ltd. (the “Company”) declared a 5% stock dividend to stockholders of record as of September 21, 2016. The stock dividend was paid on September 29, 2016. The Company is filing updated Selected Financial Data to reflect the stock dividend as Exhibit 99.1.

Revisions to December 31, 2014, 2013, 2012, and 2011 Consolidated Balance Sheets due to Adoption of Accounting Standard. In April 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2015-03, “Interest-Imputation of Interest”, which requires debt issuance costs to be reported in the balance sheet as a direct deduction from the face amount of the note. The guidance is effective for financial statements issued for fiscal years beginning after December 15, 2015. This amendment must be applied retrospectively to all periods presented. The Company adopted the provisions of this ASU retrospectively in the first quarter of 2016, and adjusted all prior periods accordingly. The adoption of this ASU will simplify the presentation of debt issuance costs and reduce complexity without decreasing the usefulness of information provided to users of financial statements.
The Company also updated Selected Financial Data to reflect the adoption of ASU 2015-03. The cumulative impacts of the application are presented in the table below:

	December 31, 2014
	As Previously Reported	ASU Adoption	As Revised

Other assets	$53,902	$(34,212)	$19,690
Total assets	$1,423,254	$(34,212)	$1,389,042

Notes payable, long-term debt and other obligations, less current portion	$860,711	$(34,212)	$826,499
Total liabilities	1,443,934	(34,212)	1,409,722
Total stockholders' deficiency	(20,680)	—	(20,680)
Total liabilities and stockholders' deficiency	$1,423,254	$(34,212)	$1,389,042

	December 31, 2013
	As Previously Reported	ASU Adoption	As Revised

Other assets	$46,666	$(25,828)	$20,838
Total assets	$1,115,793	$(25,828)	$1,089,965

Notes payable, long-term debt and other obligations, less current portion	$540,766	$(25,828)	$514,938
Total liabilities	1,166,398	(25,828)	1,140,570
Total stockholders' deficiency	(50,605)	—	(50,605)
Total liabilities and stockholders' deficiency	$1,115,793	$(25,828)	$1,089,965

	December 31, 2012
	As Previously Reported	ASU Adoption	As Revised

Other assets	$40,778	$(19,485)	$21,293
Total assets	$986,928	$(19,485)	$967,443

Notes payable, long-term debt and other obligations, less current portion	$586,946	$(19,485)	$567,461
Total liabilities	1,075,998	(19,485)	1,056,513
Total stockholders' deficiency	(89,070)	—	(89,070)
Total liabilities and stockholders' deficiency	$986,928	$(19,485)	$967,443

	December 31, 2011
	As Previously Reported	ASU Adoption	As Revised

Other assets	$29,372	$(7,719)	$21,653
Total assets	$824,979	$(7,719)	$817,260

Notes payable, long-term debt and other obligations, less current portion	$493,356	$(7,719)	$485,637
Total liabilities	934,987	(7,719)	927,268
Total stockholders' deficiency	(110,008)	—	(110,008)
Total liabilities and stockholders' deficiency	$824,979	$(7,719)	$817,260

Item 7.01 Regulation FD Disclosure
Vector Group Ltd. has prepared materials for presentations to investors updated for the three months ended September 30, 2016. The materials are furnished (not filed) as Exhibits 99.3, 99.4 and 99.5 to this Current Report on Form 8-K pursuant to Regulation FD.

Non-GAAP Financial Measures

The Company is also filing this Current Report on Form 8-K to revise previously reported non-GAAP financial measures to reflect the impact of its recent 5% stock dividend, which was paid on September 29, 2016 to stockholders of record on September 21, 2016, in calculating its non-GAAP financial measure of Adjusted Net Income (related to Earnings Per Share). The Company is also including Adjusted Revenues and Adjusted EBITDA (collectively, with Adjusted Net Income, the “Non-GAAP financial measures”) for certain of the periods presented in the Selected Financial Data. All Non-GAAP financial measures and their reconciliations to GAAP measures have been presented as part of Exhibit 99.2. The Non-GAAP financial measures included in Exhibit 99.2 were previously reported in the Current Reports on Form 8-K, which were filed on November 3, 2016, July 28, 2016, April 28, 2016, April 1, 2016, March 8, 2016 and October 2, 2015.

Exhibits 99.2, 99.3, 99.4 and 99.5 contain the Non-GAAP Financial Measures discussed below.
Tables 1 through 4 of Exhibit 99.2 contain information relating to the Company's Non-GAAP Financial Measures for the years ended December 31, 2015, 2014, 2013, 2012 and 2011 and the three months ended September 30, 2016, June 30, 2016, March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015 and March 31, 2015.

Non-GAAP Financial Measures include adjustments for purchase accounting associated with the Company's acquisition of its additional 20.59% interest in Douglas Elliman Realty, LLC, and the related purchase accounting adjustments, occurred prior to the beginning of each period presented. Non-GAAP Financial Measures also include adjustments for litigation settlement and judgment expenses in the Tobacco segment, settlements of long-standing disputes related to the Master Settlement Agreement

(“MSA”) in the Tobacco segment, restructuring and pension settlement expense in the Tobacco segment, non-cash stock compensation expense (for purposes of Adjusted EBITDA only) and non-cash interest items associated with the Company's convertible debt.

Adjusted Revenues, New Valley LLC Adjusted Revenues, Douglas Elliman Realty, LLC Adjusted Revenues (hereafter referred to as “the Non-GAAP Revenue Financial Measures”), Adjusted EBITDA, Adjusted Net Income, Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Adjusted EBITDA, and Douglas Elliman Realty, LLC Adjusted EBITDA (hereafter referred to as “the Non-GAAP Financial Measures”) are financial measures not prepared in accordance with GAAP. The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussions and analysis of its results of operations and enhances an understanding of its operating performance. The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures and ages of related assets among otherwise comparable companies. In the case of the Non-GAAP Revenue Financial Measures, management believes revenue growth in its real estate segment is an important measure of growth because increased revenues generally result in increased gross margin as a result of absorption of fixed operating costs, which management believes will lead to increased future profitability as well as increased capacity to expand into new and existing markets. A key strategy of the Company is its ability to move into new markets and therefore gross revenues provide information with respect to the Company's ability to achieve its strategic objectives. Management also believes increased revenues generally indicate increased market share in existing markets as well as expansion into new markets. Consequently, management believes the Non-GAAP Revenue Financial Measures are meaningful indicators of operating performance. Management uses the Non-GAAP Financial Measures as measures to review and assess operating performance of the Company's business, and management and investors should review both the overall performance (GAAP net income) and the operating performance (the Non-GAAP Financial Measures) of the Company's business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company's measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies.

Adjusted Revenues is defined as Revenues plus the additional revenues as a result of the consolidation of Douglas Elliman plus one-time purchase accounting adjustments to fair value for deferred revenues recorded in connection with the increase of the Company’s ownership of Douglas Elliman. EBITDA is defined as Net Income before Interest, Taxes, Depreciation and Amortization. Adjusted EBITDA is EBITDA, as defined above, and as adjusted for changes in fair value of derivatives embedded with convertible debt, equity in earnings (losses) on long-term investments, gains (losses) on sale of investment securities available for sale, equity income from non-consolidated real estate businesses, loss on extinguishment of debt, acceleration of interest expense related to debt conversion, stock-based compensation expense (for purposes of Adjusted EBITDA only), litigation settlement and judgment expense, settlements of long-standing disputes related to the MSA, restructuring and pension settlement expense, gains on acquisition of Douglas Elliman, changes to EBITDA as a result of the consolidation of Douglas Elliman and other charges.

New Valley LLC ("New Valley"), the real estate subsidiary of the Company, owns real estate and 70.59% of Douglas Elliman, the largest residential brokerage firm in the New York metropolitan area, as well as a minority stake in numerous real estate investments. New Valley LLC Pro-forma Adjusted Revenues and New Valley LLC Pro-forma Adjusted EBITDA are defined as the portion of Pro-forma Adjusted Revenues and Pro-forma Adjusted EBITDA that relate to New Valley. New Valley's Pro-forma Adjusted EBITDA does not include an allocation of expenses from the Corporate and Other segment of Vector Group Ltd.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which involve risk and uncertainties. The words “could,” “believe,” “expect,” “estimate,” “may,” “will,” “could,” “plan,” or “continue” and similar expressions are intended to identify forward-looking statements. The Company’s actual results could differ significantly from the results discussed in such forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to (and expressly disclaims any obligation to) revise or update any forward-looking statement, whether as a result of new information, subsequent events, or otherwise (except as may be required by law), in order to reflect any event or circumstance which may arise after the date of this Current Report on Form 8-K.

Item 9.01. Condensed Consolidated Financial Statements and Exhibit

(c)	Exhibit.

Exhibit No.	Exhibit
99.1	Selected Financial Data adjusted to reflect 5% stock dividend paid September 29, 2016 to stockholders of record on September 21, 2016.
99.2	Non-GAAP Financial Measures (furnished pursuant to Regulation FD).
99.3	Investor presentation of Vector Group Ltd. dated November 2016 (furnished pursuant to Regulation FD).
99.4	Fact Sheet of Vector Group Ltd. dated November 2016 (furnished pursuant to Regulation FD).
99.5	Fact Sheet of New Valley LLC dated November 2016 (furnished pursuant to Regulation FD).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.

By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Sr. Vice President, Treasurer and Chief Financial Officer
Date: November 15, 2016